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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2001

SILICON VALLEY BANCSHARES
(Exact Name of Registrant as Specified in Charter)

Delaware	15637	91-1962278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3003 Tasman Drive Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 654-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

    This report is being filed by the Registrant to announce that it and its indirect wholly owned subsidiary, SVB Securities, Inc., have entered into a definitive agreement to acquire privately held Alliant Partners in exchange for a combination of equity and cash to be paid out over four years subject to conditions being satisfied. Completion of the acquisition remains subject to obtaining required approvals and other closing conditions. The press release issued by the Registrant relating to the announcement is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

    The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Registrant issued on August 16, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON VALLEY BANCSHARES
Date: August 16, 2001	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer

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SIGNATURES